Vet Breath Analytics

A Division Of Global Innovative Platforms Inc.

A Diagnostic Revolution



Forward Looking Statements

This presentation includes "forward-looking statements." To the extent that the information presented in this presentation discusses financial projections, information, or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as "should," "may," "intends," "anticipates," "believes," "estimates," "projects," "forecasts," "expects," "plans," "pro-forma," "goals," "proposes," and words of similar import. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" and elsewhere in the Company's annual report on Form 10-K and any subsequent filings wit h the U.S. Securities and Exchange Commission. Forward-looking statements contained in this presentation speak only as of the date of this presentation or as otherwise indicated and Global Innovative Platforms Inc. does not undertake any duty to update any forward-looking statements except as may be required by law.

Breathomics



The study of volatile organic compounds (VOCs) in exhaled breath. Metabolism produces VOCs that change with disease states, allowing breathomics to offer a non-invasive diagnostic opportunity.

HOW IT WORKS

VOCs are exhaled in specific combinations and proportions, producing a distinct “breath marker”

Disease states produce specific combinations of volatile organic compounds (VOCs) [1]

Gas chromatography unit detects Disease-specific VOC breath markers


VOC
VOC
VOC

HUMAN MEDICAL USES & RESEARCH

Cancer

Multiple trials show breath VOC profiles can detect lung cancer. This is a dynamic area of research.[2]

Diabetes

Breath Acetone for Diabetes (Ketoacidosis Monitoring) – Several handheld breath ketone meters are clinically marketed and approved for patient monitoring.[3]

GI Infection

Urea Breath Test (for *Helicobacter pylori*) – FDA-approved, and widely used in gastroenterology clinics.[4]

COVID-19

Several companies have developed breath-based COVID tests; some received emergency use authorization in limited regions, but widespread use remains limited.[5]

HEARTWORM DISEASE

An Ideal Animal Health Starting Point



AHS RECOMMENDATIONS

The American Heartworm Society recommends that all dogs 6 months and older be tested annually for heartworm disease. Current standard is a blood test.

6 MONTHS

INFECTION — DETECTION

1 2 3 4 5 6 MONTH

With blood-based diagnostics, there is a six month lag between infection and detection.

19 MILLION TESTS

Estimated number of heartworm tests performed in the US, annually. There are many more, globally.[6]

TRADITIONAL DIAGNOSTICS



- Invasive
- Specialized skills
- Blood samples
- Ongoing consumables
- Risk of human needle sticks



BREATHOMICS

Non-invasive

No specialized training

No reagents or other consumables

Results in minutes

EARLY DETECTION GOAL

Detect heartworm infection at earlier stages

Prevention instead of costly treatment

First to market solution

EARLY DETECTION TARGET TIMELINE

1 2 3 4 5 6 MONTHS

INFECTION — GOAL — TRADITIONAL DETECTION

THE VOCAM PLUS ADVANTAGE



One PPB Sensitivity

1 part per billion sensitivity
1000x more sensitive than other gas chromatography tests

Exclusive Licensing

GIPL holds the exclusive, worldwide license to implement the VOCAM for use in animal health applications

Military

The military currently uses VOCAM technology for ambient monitoring in high-risk environments

Research

Research institutions exploring VOCAM Plus cancer diagnostic capabilities

MASSIVE MARKET OPPORTUNITY

$3B+ — Current $3B+ animal diagnostics market[7]

6.8% CAGR — Animal diagnostics market growth[8]

30K+ Practices — Target: 30K+ veterinary practices in US[9]

19M Tests — 19M annual heartworm tests reported in the US[6]

Full panel of intestinal parasites as well as other animals, including livestock

A SCALABLE HARDWARE/SOFTWARE ENABLED SOLUTION

HEARTWORM MARKET

HW TEST PRACTICE COST = $8

$8

REACH BREAKEVEN AT 220 DAILY HW TESTS



220

AVERAGE LOCATION GENERATES $52,000 ANNUALLY



$52,000

PROVEN TRACTION

OVER $1M RAISED PUBLICLY TRADED (OTC: GIPL)

EXCLUSIVE WORLDWIDE LICENSE SECURED

125+ SAMPLES ANALYZED

VALIDATING MATURE HEARTWORM BREATH MARKER

EARLY DETECTION STUDY INITIATED

TEAM



Andrew Brown:
Founder and CEO

Andrew Brown – Andrew began his last venture in 2006 as a pioneer of the restaurant delivery service industry. He founded and led Doorstep Delivery to become a national brand and to a successful exit in 2019. The company sold in a $321M transaction to a public company.



Dr. Lindsay Starkey:
Parasitology expert, original researcher

Dr. Lindsay Starkey is an expert in parasitology and vector-borne diseases. Dr. Starkey was part of the initial team of researchers, with Drs. Byron Blagburn and Sarah Zohdy, who identified the potential of utilizing breath analysis for heartworm. She leads our testing protocols. We have five Veterinarians on the team each working on their own specialty.



Robert Tavzel:
VOCAM technology specialist

Robert Tavzel is our Lead Technology Advisor. Robert has extensive experience in working with the VOCAM Plus. He has worked on multiple applications including human cancer detection research and environmental research.



Dr. Elyssa Campbell:
Parasitologist (PhD) & Research Center Director

Dr. Elyssa Campbell is a veterinary parasitologist at The University of Georgia and Director of the Filariasis Research Reagent Resource Center. Dr. Campbell specializes in the interactions of the parasite and the animal with a focus in canine heartworm and canine hookworm.



Bruce Truman, MBA:
Pet health industry veteran

Bruce L. Truman is a leading figure in the pet healthcare industry, specializing in emerging technologies. He is a founding board member of the Veterinary Virtual Care Association (VVCA) and a past president of VetPartners.org. He also advises on various SaaS solutions in the animal care space.

Citations

1. https://pubs.acs.org/doi/10.1021/acsnano.6b04930?
2. https://www.nature.com/articles/s41598-025-11365-4?
3. https://www.sciencedirect.com/science/article/abs/pii/S1056872721002397?
4. https://www.accessdata.fda.gov/cdrh_docs/pdf10/P100025b.pdf?
5. https://jamanetwork.com/journals/jamanetworkopen/fullarticle/2801785?
6. https://capcvet.org/maps/#/2024/all-year/heartworm-canine/dog/united-states
7. https://www.gminsights.com/industry-analysis/animal-diagnostics-market
8. https://www.gminsights.com/industry-analysis/animal-diagnostics-market
9. https://www.dvm360.com/view/2025-economic-state-of-the-veterinary-profession-trends-and-opportunities-for-your-practice